THE COMPANIES ORDINANCE (Chapter 622)

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

Hongkong Internet Financial Services Limited
香港互聯網金融服務有限公司

PRELIMINARY

1. The name of the Company is " Hongkong Internet Financial Services Limited 香港互聯網金融服務有限公司".

2. The registered office of the Company will be situated in Hong Kong.

3. The liability of the members is limited to an amount unpaid on the share(s) held by the member(s).

4. Capital and initial shareholdings:

   (a) The total number of ordinary shares that the Company proposes to issue on the Company's formation is1;

   (b) The total amount of share capital to be subscribed by the Company's founder member(s) on that formation is HK$ 1.00;

   (c) The amount to be paid up or to be regarded as paid up is HK$ 1.00;

   (d) The amount to remain unpaid or to be regarded as remaining unpaid, on the total number of shares that the Company proposes to issue on that formation is nil;

I/We, the following person(s) whose name(s), address(es) and description(s) is/are hereto given below, wish to form a Company in pursuance of these articles of association, and I/we respectively agree to take the number of share(s) in the capital of the Company set opposite to my/our respective name(s):-

Name(s), Address(es) and Description(s) of Signatory(ies)	Number of Share(s)	
	(Taken)	(Fully paid in HKD)
China Internet Nationwide Financial Services Inc. Start Chambers, Wickham's Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands Corporation	1	HKD 1.00
Total Number of Share(s) Taken and fully paid :	1	HKD 1.00

5. The regulations in the Model articles (Sample B) for private companies limited by shares in Schedule 2 of the Companies (Model articles) notice (Chapter 622H) shall apply to the Company save in so far as they are hereby specifically excluded or are inconsistent with the Articles herein contained. In particular, but without in any way limiting the generality of the foregoing, Articles 11, 12, 21, 22, 23, 26, 33, 39, 41, 53, 56, 63, 64 and 81 shall not apply or are modified as hereinafter appearing.

GENERAL MANAGEMENT

6. The board of director(s) shall be entrusted with the general management of the business and the affairs of the Company, and shall have full power to do all such acts and things and enter into such contracts and engagements on behalf of the company as the director(s) may consider necessary or desirable and may also appoint and remove or suspend any officers, accountants, agents, servants and employees.

TRANSFER OF SHARES

7. The directors may in their absolute discretion and without assigning any reason therefor, refuse to register a transfer of any share. If the directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

GENERAL MEETINGS

8. (a) The quorum for the transaction of business at any General Meeting shall be two members present in person or by proxy. Notwithstanding any provision herein, if the Company has only one member, the decision of that member shall be taken by way of written resolution(s).

(b) Meetings may be held in Hong Kong or at such other place or places in the world as the majority of the shareholders in value shall from time to time by resolution determine.

(c) A resolution in writing signed by at least 75% of the shareholders and annexed or attached to the General Meetings Minute Book shall be as valid and effective as a resolution passed at a meeting duly convened. The signature of any shareholder may be given by his Attorney or Proxy. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more shareholders.

(d) Where the Company has only one member and that member takes any decision that may be taken by the Company in General Meeting and that has effect as if agreed by the Company in General Meeting, he shall (unless that decision is taken by way of a resolution in writing duly signed by him) provide the Company with a written record of that decision within 7 days after the decision is made.

DIRECTORS

9. Unless and until otherwise determined by an ordinary resolution of the Company, the minimum number of director(s) shall be one and there shall be no maximum number of directors.

10. The first director(s) of the company is/are the person(s) named as the director(s) in the

Incorporation Form delivered to the Registrar of Companies.

11. A director need not hold any shares in the Company and is not subject to rotation or retirement at the annual general meetings. A director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

POWERS OF DIRECTORS

12. The directors, in addition to the powers and authorities expressly conferred upon them by these Articles, may exercise all such powers and do all such acts as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance, (Chapter 622), to these Articles, and to any regulations from time to time made by the Company in General Meeting, provided that no regulation so made shall invalidate any prior act of the directors which would have been valid if such regulation had not been made.

13. Without prejudice to the general powers conferred by the last preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the directors shall have the following powers, that is to say, power :-

(a) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

(b) To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights and privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit.

(c) To engage, dismiss, and fix the salaries or emoluments of the employees of the Company.

(d) To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due to, and of any claims or demands by or against the Company.

(e) To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

(f) To make and give receipts, releases, and other discharges for money payable to the Company, and for claims and demands of the Company.

(g) To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit and to vary or realise any such investment from time to time.

(h) To arrange for banking facilities, on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company, if required.

(i) To open a current account with themselves for the Company and to advance any money to the Company with or without interest upon such terms and conditions as they shall think fit.

(j) To enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purpose of the Company.

(k) To give to any director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowance

(either by way of a share in the general profits of the Company or otherwise) to any persons introducing business to the Company or otherwise promoting or serving the interest thereof.

(l) To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company.

(m) To employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such purposes as the directors may think fit.

(n) To execute, in the name and on behalf of the Company, in favour of any director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any mortgages may contain a power of sale and such other powers covenants and provisions as shall be agreed upon.

(o) From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the Attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit.

(p) From time to time to make, vary or repeal rules and by-laws for the regulation of the business or the Company, its officers and servants.

(q) To delegate any or all of the powers herein to any director or other person or persons as the directors may at any time think fit.

DIRECTORS' REMUNERATION

14. (a) The directors shall be paid out of the funds of the Company remuneration for their services such sum (if any) as the Company may by ordinary resolution from time to time determine.

(b) The directors shall also be entitled to be paid their reasonable expenses incurred in consequence of their attendance at meetings of directors, committee meetings or general meetings or otherwise in or about the business of the Company.

15. The directors may award extra remuneration out of the funds of the Company (by way of salary, commission or otherwise as the directors may determine) to any director who performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director.

BORROWING POWERS

16. (a) The directors may exercise all the powers of the Company without restriction or limitation to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures, debenture stocks, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Debentures, debenture stocks, bonds and other securities of the Company may be made assignable free from any equities between the Company and the person to whom the same may be issued, and may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors and otherwise.

(b) The directors shall cause a proper register to be kept, in accordance with the provisions of the Ordinance, of all mortgages and charges affecting the property of the Company and shall duly comply with the requirements of the Ordinance in regard to the registration of mortgages and

charges therein specified and otherwise. Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

APPOINTMENT AND REMOVAL OF DIRECTORS

17. The Company may, from time to time, by ordinary resolution appoint new Directors.

18. The Company may also by ordinary resolution remove any director notwithstanding anything in these Articles or in any agreement between him and the Company and may, appoint another person in his stead.

19. The directors shall have power, exercisable at any time and from time to time, to appoint any other person as a director, either to fill a casual vacancy or as an addition to the Board.

20. In the event that the quorum and minimum number of directors are fixed at two or more directors, the continuing directors may act notwithstanding any vacancy in their body, but if and so long as the number of directors is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of directors, the continuing directors may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the Company, but for no other purpose. If there shall be no directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

RESERVE DIRECTOR

21. If the Company has only one member and that member is also the sole director, the Company may in General Meeting, notwithstanding anything in these Articles, nominate a person (other than a body corporate) who has attained the age of 18 years as a reserve director of the Company to act in the place of the sole director in the event of his death. Any duly authorised officer of the Company is empowered to send the particulars of the nomination of the reserve director to the Registrar of Companies, pursuant to section 455 of the Ordinance.

DIRECTORS' MEETINGS

22. (a) Meetings of the directors may be held in Hong Kong or in any other part of the world as may be convenient for the majority.

(b) Unless otherwise determined by the Company by Ordinary Resolution, the quorum for meeting of the directors shall be two. Notwithstanding any provision herein, if the Company has only one director, the decision of that director shall be taken by way of written resolution(s).

(c) The directors may participate in any Board Meeting by means of conference telephone or other communications equipment through which all other directors present at the Meeting can

meeting of the directors duly convened and held, without the need for any agenda or notice. The signature of any director may be given by his alternate. Any such resolution may be contained in one document or separate copies prepared and/or circulated for the purpose and signed by one or more of the directors. A cable, telex, fax or e-mail message or other written electronic communication sent by a director or his alternate shall be deemed to be a document signed by him for the purposes of this Article.

THE SEAL AND CHEQUES

23. The Company may or may not have a common seal. However, if the directors shall decide to have one made for the Company, the common seal must be a metallic seal having the Company's name engraved on it in legible form and the director(s) shall provide for the safe custody thereof. The seal shall not be affixed to any instrument except by the authority of the directors or a committee authorised by the Board in that behalf, and every instrument to which the seal shall be affixed shall be signed by one director or some other person nominated by the directors for the purpose.

24. The Company may exercise all the powers of having official seals conferred by the Ordinance and such powers shall be vested in the directors.

25. All cheques, bills of exchange, promissory notes and other negotiable instruments issued or required to be signed, endorsed or accepted or otherwise negotiated by the Company shall be signed by the director(s) or such person or persons as the board of director(s) shall from time to time appoint.

COMPANY SECRETARY

26. (a) The directors shall appoint a secretary of the Company for such period, at such remuneration and upon such conditions as they may think fit, and any secretary so appointed may be removed by them. In the event that the secretary appointed is a corporation or other body, it may act and sign by the hand of any one or more of its directors or officers duly authorised. The First Secretary of the Company is the person named as the Company Secretary in the Incorporation Form delivered to the Registrar of Companies and is **CIA Asia Holdings Limited.**

(b) Where the Company has only one director, that director shall not also be the Secretary of the Company.

(c) Where the Company has only one director, the Company shall not have as Secretary of the Company a body corporate the sole director of which is the sole director of the Company.

WINDING UP

27. If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up Capital, such assets shall be distributed so that as near as may be the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively and if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or which ought to have